SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2003

KEYSTONE PROPERTY TRUST

(Exact Name of Registrant as Specified in its Declaration of Trust)

Maryland	1-12514	84-1246585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Four Falls Corporate Center, Suite 208
West Conshohocken, PA 19428
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:
(484) 530-1800

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
LIMITED LIABILITY PARTNERSHIP AGREE. OF KPJV, LLP

     The purpose of this filing is to report the closing of the Capital Business Center (“Capital Business Center”) acquisition and the closing of the joint venture with the Mercantile Safe Deposit and Trust Company as Trustee for the AFL-CIO Building Investment Trust (the “BIT JV”).

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     BIT JV Properties Disposition

     On February 14, 2003, the Company entered into a joint venture agreement (the “Agreement”) with the Mercantile Safe Deposit and Trust Company as Trustee for the AFL-CIO Building Investment Trust (“AFL-CIO”) forming a joint venture (the “BIT JV”), to own industrial warehouse properties. The Company sold six properties and contributed two properties (such eight properties, the “BIT JV Properties”) located in New Jersey, Indiana and Pennsylvania consisting of approximately 2.0 million square feet to the joint venture at a price of $90.3 million. The Company obtained a 20% ownership interest in the BIT JV and Keystone Realty Services, Inc. will be the exclusive management agent of the properties owned by the BIT JV. The AFL-CIO was unaffiliated with the Company and its subsidiary partnerships at the time of this transaction.

The properties sold or contributed to the BIT JV are as follows:

		Leaseable	Occupancy	Year Built/
Property Address	Location	Square Feet	January 31, 2003	Renovated	Major Tenants

34 Englehard Drive(1)	Cranbury, NJ	203,404	100.0%	1979	Setco, Inc.
6829 Ruppsville Road(1)	Allentown, PA	100,000	100.0%	1986	TruServ Corporation
6831 Ruppsville Road(1)	Allentown, PA	80,000	100.0%	1987	Vanguard Manufacturing, Inc.
7520 Morris Court(1)	Allentown, PA	154,156	83.9%	1989	J.C. Penney Company, Inc.
7566 Morris Court(1)	Allentown, PA	111,300	100.0%	1991	G&T Industries, Inc.
4400 West 96th Street(2)	Indianapolis, IN	100,000	100.0%	1998	Support Net
501 Airtech Drive(2)	Plainfield, IN	495,740	100.0%	2000	Brightpoint North America, Inc.
558 Airtech Drive(1)	Plainfield, IN	798,096	100.0%	2001	Belkin Corporation

Total		2,042,696

(1)	The Company sold these six properties to the BIT JV.
(2)	The Company contributed these two properties to the BIT JV.

     Capital Business Center Acquisition

     On February 20, 2003, the Company, through Keystone Operating Partnership L.P. (the “Operating Partnership”), acquired Capital Business Center which is a portfolio of properties consisting of six warehouse buildings located near Harrisburg, Pennsylvania totaling approximately 1.6 million square feet. Total consideration for this acquisition was approximately $47.9 million, including closing costs, and was funded using proceeds from the Company’s February 2003 offering and borrowings under the Company’s line of credit facility. The sellers of the Capital Business Center, Capital Lane Property Holding, LP and Capital Lane Property Holding II, LP, were unaffiliated entities at the time of the acquisition. The Company has placed the Capital Business Center portfolio in service as operating properties in its Operating Partnership.

The properties acquired by the Company are located in Middletown, PA as follows:

	Leaseable	Occupancy	Year Built/
Property Address	Square Feet	January 31, 2003	Renovated	Major Tenants

400 First Street, Bldg. 1	167,500	100.0%	1959/1996	Exel Logistics, Inc.
401 First Street	490,140	100.0%	1963/1996	Exel Logistics, Inc.
500 Industrial Lane	115,890	100.0%	1970/1996	Exel Logistics, Inc.
400 First Street, Bldg. 6	242,824	100.0%	1998	SED International, Inc.
600 Hunter Lane	216,387	100.0%	1996	United Fixtures Company
300 Hunter Lane	321,333	100.0%	1996	Electrolux Home Products

Total	1,554,074

     The Company based its determination of the purchase price of Capital Business Center and the sales price of the BIT JV Properties on the expected cash flow, physical condition, location, competitive advantages, existing tenancies and opportunities to retain and attract tenants. The prices were determined through arm’s length negotiations between the Company and the applicable third parties. The Company has determined that the acquisition of Capital Business Center is significant under the rules and regulations of the Securities and Exchange Commission.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Pro Forma Financial Information

Incorporated by Reference in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2003 (dated January 31, 2003).

(b)	Financial Statement of Business Disposed/Acquired

Incorporated by Reference in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2003 (dated January 31, 2003).

(c)	Exhibits

10.1 Limited Liability Partnership Agreement of KPJV, LLP, a Delaware limited liability partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KEYSTONE PROPERTY TRUST

Date: February 28, 2003	By	/s/ Jeffrey E. Kelter

Jeffrey E. Kelter
President and Chief Executive Officer

Date: February 28, 2003	By	/s/ Timothy E. McKenna

Timothy E. McKenna
Senior Vice President and Chief Financial Officer

Date: February 28, 2003	By	/s/ J. Peter Lloyd

J. Peter Lloyd
Vice President and Chief Accounting Officer

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